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                                   EXHIBIT 4
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                                                                       EXHIBIT 4

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
SUBSCRIPTION CERTIFICATE NUMBER:                          NUMBER OF RIGHTS:
                                                          NUMBER OF SHARES
                                                          AVAILABLE FOR SUBSCRIPTION:
                                                          CUSIP NUMBER G3930H 13 8
REGISTERED OWNER:
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     THIS OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME ON APRIL   , 1997
     UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER
                     GLOBALSTAR TELECOMMUNICATIONS LIMITED
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

                            SUBSCRIPTION CERTIFICATE

Dear Shareholder:

     As the registered owner of this Subscription Certificate, you are entitled
to exercise the Rights issued to you as of March   , 1997, the Record Date for
Rights Offering of Globalstar Telecommunications Limited (the "Company"), to subscribe for the number of shares of Common Stock of the Company shown on this Certificate pursuant to the rights offering (the "Rights Offering") upon the terms and conditions and at the Subscription Price for each share of Common
Stock as specified in the Company's Prospectus dated March   , 1997 (the
"Prospectus"). The terms and conditions of the Rights Offering set forth in the Prospectus are incorporated herein by reference. Copies of the Prospectus are available upon request from the Information Agent, W.F. Doring & Co., Inc. at the toll-free telephone number (888) 330-5111.

                    METHOD OF EXERCISE OR TRANSFER OF RIGHTS

     The Rights represented by this Subscription Certificate may be exercised by duly completing and executing Form 1, and may be transferred, assigned, exercised or sold through a bank or broker by duly completing and executing Form
2. This Subscription Certificate is transferable and may be combined or divided at the office of the Subscription Agent. Rights holders should be aware that if they choose to exercise or transfer less than all of the Rights evidenced hereby, they may not receive a new subscription certificate in sufficient time to exercise the remaining Rights evidenced thereby.

     Full payment of the Subscription Price of $26.50 per share for all shares subscribed for pursuant to the Rights Offering must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to The Bank of New York. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed Subscription Certificate, together with payment in full, as described, must be received by the Subscription Agent by no later than the close of business on the third business day after the Expiration Date. See pages 29 through 32 of the Prospectus.

     Any questions regarding this Subscription Certificate may be directed to the Information Agent, W.F. Doring & Co., Inc. at the toll-free telephone number
(888) 330-5111.

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
             By Mail:                    THE BANK OF NEW YORK         By Hand or Overnight Courier:
                                          101 BARCLAY STREET
   Tender & Exchange Department        NEW YORK, NEW YORK 10286        Tender & Exchange Department
          P.O. Box 11248                                                    101 Barclay Street
      Church Street Station            Facsimile Transmission:          Receive and Deliver Window
  New York, New York 10286-1248    (for Eligible Institutions Only)      New York, New York 10286
                                            (212) 815-6213
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     THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM
QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF
EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY
NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEIR PURCHASES OF
SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH
JURISDICTIONS.

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
                      Eric J. Zahler                                      Michael B. Targoff
                        Secretary                                President and Chief Operating Officer
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FORM 1 -- EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights evidenced by this Subscription Certificate to subscribe for shares of Common Stock as indicated below, and the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a) Number of shares subscribed for pursuant to the Rights (each Right may be exercised for one Share):

         (Number of new shares) X $26.50 = $ -------------------

     (b) Method of Payment (check and complete appropriate box(es)):

          [ ] Uncertified, certified or cashier's check, bank draft or money order in the amount of $
          ----------------------, payable to The Bank of New York, subscription agent.

          [ ] Wire transfer in the amount of $
------------, directed to The Bank of New York, subscription agent, ABA No.:
          ----------------------, GTL Rights Offering DDA No.:
          ----------------------, Attention:
          ----------------------------. Indicate name of institution wire transferring funds and name of registered holder.

     (c) If the number of Rights being exercised is less than all of the Rights represented by this Subscription Certificate, check one of the following boxes:

          [ ] Deliver to me a new Subscription Certificate evidencing the remaining Rights to which I am entitled.

          [ ] Deliver a new Subscription Certificate evidencing the remaining
              Rights in accordance with my Form 2 instructions (any required signature guarantees must be included).

     (d) If Rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof, complete the following:

          Name(s) of Registered Owner(s):
----------------------------------------------------------

          Window Ticket Number (if any):
-----------------------------------------------------------

          Date of execution of Notice of Guaranteed Delivery:
------------------, 1997

          Name and Telephone Number of Eligible Institution which Guaranteed
Delivery:

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FORM 2 -- CHECK THE BOX BELOW TO TRANSFER YOUR SUBSCRIPTION CERTIFICATE OR SOME
OR ALL OF YOUR RIGHTS EVIDENCED HEREBY OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: [ ] For value received,
------------------Rights represented by this Subscription Certificate are hereby assigned to (please print name and address and Taxpayer Identification No. of transferee in full):

Name:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Taxpayer Identification No. (Social Security Number for individuals):
-------------------------------

Upon completion of Form 1 and/or Form 2, subscribers and/or transferors must sign below:

--------------------------------------------------------------------------------
                     Signature of Subscriber or Transferor+

+ To effect a Transfer, a signature Guarantee must be provided by an Eligible
  Institution as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934.

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